UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

RBC Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-50417	91-2015186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 CROWN COURT, IRVING, TEXAS	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 972-893-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2006, RBC Life Sciences, Inc. (“RBC”) entered into employment agreements with three of its currently named executive officers, Kenneth L Sabot, Senior Vice President-Operations, Steven E. Brown, Vice President-Finance and Chief Financial Officer, and Dennis N. Windsor, Vice President-Marketing and Sales. These employment agreements, which were recommended by the Compensation Committee and approved by the Board of Directors of RBC, become effective January 1, 2007 and replace other employment agreements that expire on December 31, 2006.

The employment agreements are for a one-year term with an automatic annual renewal unless either party provides notice of non-renewal to the other at least 30 days prior to the end of the applicable employment period. The employment agreements provide for a base salary and additional incentive compensation if certain performance measures set forth in the employment agreements are met and as determined by the Board of Directors of RBC in its discretion. Incentive compensation cannot exceed two times the annual base salary. The annual base salaries for Mr. Sabot, Mr. Brown and Mr. Windsor are $210,000, $198,500 and $180,000, respectively. The employees are also entitled to certain fringe benefits as set forth in the employment agreements. The employment agreements provide that if the employee terminates the agreement for good reason, as defined in the agreement, or upon non-renewal by RBC, the employee shall be entitled to receive severance pay equal to six months of base salary. If RBC terminates the agreement early, the employee shall be entitled to receive severance pay equal to six months of base salary plus two weeks of base salary for each full year of service. If RBC terminates the agreement as a result of a change in control, as defined below, the employee shall be entitled to receive severance pay equal to one year of base salary. A change in control is defined as (i) the acquisition by a beneficial owner, other than by RBC’s Chief Executive Officer, Clinton H. Howard, of 50% or more of the combined voting power of RBC’s outstanding securities, (ii) a business combination, the result of which is that the directors preceding the business combination cease to constitute a majority of the Board of Directors of the combined entity, (iii) a business combination, the result of which is that the shareholders prior to the business combination cease to own 50% or more of the outstanding voting securities of the combined entity or (iv) the sale or disposition of all or substantially all of RBC’s assets.

The description of the employment agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the employment agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 18, 2006, between RBC Life Sciences, Inc. and Kenneth L. Sabot.

10.2	Employment Agreement, dated December 18, 2006, between RBC Life Sciences, Inc. and Steven E. Brown.

10.3	Employment Agreement, dated December 18, 2006, between RBC Life Sciences, Inc. and Dennis N. Windsor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	RBC Life Sciences, Inc.

	By:	/s/ Steven E. Brown
	Name:	Steven E. Brown
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement, dated December 18, 2006, between RBC Life Sciences, Inc. and Kenneth L. Sabot.

10.2	Employment Agreement, dated December 18, 2006, between RBC Life Sciences, Inc. and Steven E. Brown.

10.3	Employment Agreement, dated December 18, 2006, between RBC Life Sciences, Inc. and Dennis N. Windsor.